UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report : April 19, 2011
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

Delaware	0-29657	33-0727323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5160 Yonge Street, Suite 803
Toronto, Ontario, M2N 6L9
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 19, 2011, Silver Dragon Resources Inc. (the "Company") entered into a Note Purchase Agreement (the "Purchase Agreement") with JMJ Financial (the "Investor") whereby the Company issued and sold, and the Investor purchased a series unsecured convertible promissory notes of the Company in the principal amount of $3,150,000 (the "Company Notes"). The Company Notes are convertible into shares of the Company’s common stock based on 75% of the average of the three lowest closing prices in the 20 trading days prior to the date of conversion. The Notes each bear a one-time 5% interest rate which can be paid in shares of common stock at the conversion rate of the Company Notes.

The initial note provides a $1 million consideration in the form of cash payments to be made to Silver Dragon. Such funds will be paid according to the following schedule:$250,000 paid within 5 business days of execution and closing of the Note Purchase Agreement; $150,000 paid within 10 business days of filing of an S-1 registration statement, and that registration statement must be filed no later than 21 days from the date of the Note Purchase Agreement; $100,000 paid within 10 business days of notice of effective registration statement, and that registration must be effective no later than 120 days from the date of the Note Purchase Agreement; $250,000 paid within 120 days of notice of an effective registration statement; and $250,000 paid within 180 days of notice of an effective registration statement.

At each of the foregoing funding dates, the funding of such amount is conditioned on the following:

  The calculated conversion price shall be equal to or greater than $0.0919;

  Adequate registered shares must be available for issuance;

  The total dollar trading volume of the Company’s stock for the 23 days prior to the date of conversion must be equal to or greater than $750,000; and

  No event of default shall exist.

The Company is required to file a registration statement with Securities and Exchange Commission, registering the resale of the shares issuable upon conversion of the foregoing note.

The subsequent notes each provide $500,000 considerations, totalling $2,000,000, which are secured and collateralized by JMJ Financial, over the remainder of the three-year period.

The total face amount of the convertible notes issued to JMJ was $3,150,000, which represented $3,000,000 to be paid to the Company and other fees and expenses to be paid to JMJ Financial.

Each of the Company Note include customary default provisions related to payment of principal and interest and bankruptcy or creditor assignment. In addition, it shall constitute an event of default under the Company Notes if the Company shall not be eligible to transfer shares by DWAC/FAST or it shares shall not be DTC eligible or the Company shall not be current in its filings with the Securities and Exchange Commission,

The Company plans to use proceeds from the financing to: (i) apply for a listing on a Canadian Stock Exchange; (ii) continue the exploration, development and resource conversion program presently under way at the Erbahuo silver properties in China; and (iii) for general corporate purposes.

The issuance of the Company Notes were made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor was an accredited investor, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing is only a summary of the terms of the transaction between the Company and the Investor. You are urged to read each of the documents and agreements, which are each attached as an Exhibit to this Current Report and incorporated by reference herein.

ITEM 2.03          CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 7.01          REGULATION FD DISCLOSURE.

On April 21, 2011, Silver Dragon Resources Inc. (the "Company") issued a press release entitled "Silver Dragon Resources Inc. Closes $3 Million Financing Agreement." The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 in this Current Report, including the press release attached hereto as Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

4.1	Convertible Promissory Note $1,050,000 Plus Interest Due & Payable Document A-04192011
4.2	Amendments
10.1	Convertible Promissory Note $525,000 Plus Interest Due & Payable Document B-04192011a
10.2	Convertible Promissory Note $525,000 Plus Interest Due & Payable Document B-04192011b
10.3	Convertible Promissory Note $525,000 Plus Interest Due & Payable Document B-04192011c
10.4	Convertible Promissory Note $525,000 Plus Interest Due & Payable Document B-04192011d
10.5	Secured & Collateralized Promissory Note $500,000 Plus Interest Due & Payable Document C-04192011a
10.6	Secured & Collateralized Promissory Note $500,000 Plus Interest Due & Payable Document C-04192011b
10.7	Secured & Collateralized Promissory Note $500,000 Plus Interest Due & Payable Document C-04192011c
10.8	Secured & Collateralized Promissory Note $500,000 Plus Interest Due & Payable Document C-04192011d
10.9	Letter Agreement dated April 19, 2011
10.10	Additional Default Provisions
99.1	Press Release of Silver Dragon Resources Inc. dated April 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: April 21, 2011	/s/ Marc Hazout
By: Marc Hazout, President & CEO